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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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
                             SIX MONTHS
                                ENDED
                              JUNE 30,                               YEAR ENDED DECEMBER 31,
                            -------------  ---------------------------------------------------------------------------
                                1995           1994             1993            1992          1991           1990
                            -------------  -------------  ----------------  ------------  -------------  -------------
Company:
Consolidated net income
 (loss)...................  $  15,706,000  $  26,216,000  $   5,013,000     $   (653,000) $  (1,607,000) $    (571,000)
Gain on property sales....       --           (2,198,000)      (517,000)         (66,000)      (226,000)    (1,143,000)
DRLP minority interest....      3,374,000      6,751,000      1,657,000                0              0              0
Amortization of deferred
 financing costs..........        585,000      1,251,000        294,000          184,000        173,000        172,000
Interest expense..........     10,053,000     18,920,000     10,334,000        7,582,000      7,920,000      7,519,000
                            -------------  -------------  ----------------  ------------  -------------  -------------
Earnings before fixed
 charges..................  $  29,718,000  $  50,940,000  $  16,781,000     $  7,047,000  $   6,260,000  $   5,977,000
                            -------------  -------------  ----------------  ------------  -------------  -------------
                            -------------  -------------  ----------------  ------------  -------------  -------------
Interest expense..........  $  10,053,000  $  18,920,000  $  10,334,000     $  7,582,000  $   7,920,000  $   7,519,000
Amortization of deferred
 financing costs..........        585,000      1,251,000        294,000          184,000        173,000        172,000
Interest costs
 capitalized..............      1,334,000      1,681,000              0                0              0              0
                            -------------  -------------  ----------------  ------------  -------------  -------------
Total fixed charges.......  $  11,972,000  $  21,852,000  $  10,628,000     $  7,766,000  $   8,093,000  $   7,691,000
                            -------------  -------------  ----------------  ------------  -------------  -------------
                            -------------  -------------  ----------------  ------------  -------------  -------------
Ratio of earnings to fixed
 charges..................           2.48           2.33           1.58             0.91           0.77           0.78
                            -------------  -------------  ----------------  ------------  -------------  -------------
                            -------------  -------------  ----------------  ------------  -------------  -------------
Operating Partnership:
Consolidated net income
 (loss)...................  $  19,029,000  $  32,967,000  $   7,660,000
Gain on property sales....       --           (2,198,000)      (517,000)
Amortization of deferred
 financing costs..........        585,000      1,251,000        136,000
Interest expense..........     10,053,000     18,920,000      4,605,000
                            -------------  -------------  ----------------
Earnings before fixed
 charges..................  $  29,667,000  $  50,940,000  $  11,884,000
                            -------------  -------------  ----------------
                            -------------  -------------  ----------------
Interest expense..........  $  10,053,000  $  18,920,000  $   4,605,000
Amortization of deferred
 financing costs..........        585,000      1,251,000        136,000
Interest costs
 capitalized..............      1,334,000      1,681,000         --
                            -------------  -------------  ----------------
Total fixed charges.......  $  11,972,000  $  21,852,000  $   4,741,000
                            -------------  -------------  ----------------
                            -------------  -------------  ----------------
Ratio of earnings to fixed
 charges..................           2.48           2.33           2.51(1)
                            -------------  -------------  ----------------
                            -------------  -------------  ----------------

- ------------------------
(1) Based on the operations of the Operating Partnership from formation (October 4, 1993) to December 31, 1993.
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